UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2012

EXTERRAN PARTNERS, L.P.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2012, William M. Austin was appointed as a member of the board of directors of Exterran GP LLC (the “Board”) by its sole member, Exterran Energy Solutions, L.P., effective as of such date.  Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. (“us” or “our”).   Also on April 24, 2012, the Board appointed Mr. Austin as Senior Vice President of Exterran GP LLC, effective as of such date.  Mr. Austin has served as Executive Vice President and Chief Financial Officer of Exterran Holdings, Inc. (“Exterran”), the owner of our general partner, since December 2011.

There are no arrangements or understandings between Mr. Austin and any other person pursuant to which he was appointed to the Board. As noted above, Mr. Austin has served as Executive Vice President and Chief Financial Officer of Exterran since December 2011.  Information regarding transactions between Exterran and us is included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent filings with the Securities and Exchange Commission.  There are no other relationships between Mr. Austin and us that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

April 30, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel